UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2007
OCEAN POWER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33417	22-2535818

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 730-0400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 15, 2007, the Board of Directors of Ocean Power Technologies, Inc. (the “Company”) elected Mark. R. Draper, 43, as the Company’s Chief Operating Officer. Mr. Draper has served, since September 2004, as the chief executive and director of the Company’s wholly-owned European subsidiary based in the United Kingdom. From 2001 to May 2004, Mr. Draper served as managing director, generation business of PowerGen plc, a UK power utility. Mr. Draper’s September 2004 employment agreement with the Company’s subsidiary remains in effect. Also on June 15, 2007, the Compensation Committee of the Board of Directors of the Company recommended to the Board of Directors, and the Board of Directors approved, discretionary bonuses to the Company’s executive officers as part of the annual performance review of such officers. The bonus awards were: George W. Taylor, Chief Executive Officer, $375,000; Charles F. Dunleavy, Chief Financial Officer, $300,000; Mark R. Draper, Chief Executive Officer and Director of Ocean Power Technologies, Ltd., £90,000; and John A. Baylouny, Senior Vice President, Engineering, $40,000.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
Date: June 21, 2007	By:	/s/ George W. Taylor
George W. Taylor
Chief Executive Officer